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                                                        Exhibit 10.25.4

                       INDEMNIFICATION AGREEMENT

      This INDEMNIFICATION AGREEMENT, dated as of March 21, 1997, to be effective as of January 1, 1997, (this "Agreement"), is made by and among (i) NRG GENERATING (PARLIN) COGENERATION INC., a Delaware corporation ("NRGG Parlin"), (ii) NRG GENERATING (NEWARK) COGENERATION INC., a Delaware corporation ("NRGG Newark"; NRGG Newark and NRGG Parlin, collectively, the "Borrowers"), (iii) NRG ENERGY, INC., a
Delaware  corporation  ("NRG"),  (iv) NRG  GENERATING  (U.S.)  INC.,  a
Delaware corporation ("NRGG") and (v) CREDIT SUISSE FIRST BOSTON (formerly known as Credit Suisse, as agent ("Agent") on behalf of and for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

                          W I T N E S S E T H

      WHEREAS, the Borrowers and Agent have previously entered into the Credit Agreement, dated as of May 17, 1996, by and among (i) the Borrowers, (ii) Credit Suisse First Boston and each purchasing lender (the "Lenders") and (iii) Agent (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), pursuant to which the Lenders have provided the Loans and the Commitments to Borrowers on the terms and conditions set forth in the Credit Agreement;

      WHEREAS, NRGG Parlin and Stewart & Stevenson Operations, Inc., a Delaware corporation ("SSOI"), entered into that certain Operations and Maintenance Agreement (the "Parlin SSOI Agreement"), dated as of May 1, 1996;

     WHEREAS, NRGG Newark and SSOI entered into that certain Operations and Maintenance Agreement (the "Newark SSOI Agreement"; the Parlin SSOI Agreement and the Newark SSOI Agreement, collectively, the "SSOI Agreements") dated as of May 1, 1996;

     WHEREAS, on October 28, 1996, NRGG Newark terminated the Newark SSOI Agreement pursuant to and in accordance with Section XII(1)(e) thereof;

     WHEREAS, on December 20, 1996, NRGG Parlin terminated the Parlin SSOI Agreement pursuant to and in accordance with Section XII(1)(e) thereof;

      WHEREAS, NRGG Newark has entered into that certain Operating and Maintenance Agreement (the "POI Newark Agreement") dated November 8, 1996 between NRGG Newark and Power Operations Inc. ("POI") pursuant to which the POI agreed to operate and maintain NRGG Newark's electric generation facility;

      WHEREAS, NRGG Parlin has entered into that certain Operating and Maintenance Agreement (the "POI Parlin Agreement") dated December 31, 1996 between NRGG Parlin and POI pursuant to which POI agreed to operate and maintain NRGG Parlin's electric generation facility;

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     WHEREAS, NRG owns 100% of the issued and outstanding capital stock of POI, and NRG and is willing to indemnify the Borrowers for certain costs and expenses incurred in connection with the termination of the SSOI Agreements;

      WHEREAS, the Borrowers are subsidiaries of NRGG, and NRGG is also willing to indemnify the Borrowers for certain costs and expenses incurred in connection with the termination of the SSOI Agreements

      NOW THEREFORE, for and in consideration of the premises and the aforesaid loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement, to the extent defined therein.

     2.   Indemnity.

      NRGG  and  NRG,  as set forth in the following  sentence,  hereby indemnify and agree to save and hold NRGG Newark and NRGG Parlin harmless from and against any and all losses, liabilities, claims, demands, assessments, actions, suits, proceedings, damages, costs and expenses including without limitation, reasonable attorneys' fees and disbursements (including costs, expenses and legal fees incurred by NRGG Newark and NRGG Parlin, or their respective officers, directors, agents and employees (each of which is herein referred to as an "Indemnified Person") incident to the foregoing or to enforcing said rights of defense and indemnity), arising out of or in connection with NRGG Newark's and NRGG Parlin's termination of (i) the Newark SSOI Agreement (the "SSOI Newark Losses") and (ii) the Parlin SSOI Agreement (the "SSOI Parlin Losses"; with SSOI Newark Losses and SSOI Parlin Losses, being collectively referred to as the "SSOI Losses"), respectively. As between each other, NRGG and NRG agree that they shall allocate SSOI Losses as follows: (1) NRGG shall pay the first $200,000 of SSOI Losses; and (2) NRG shall pay all SSOI Losses in excess of $200,000 to Borrowers. NRGG and NRG agree to reimburse each other as required to achieve the above result, provided that NRG, its officers, directors, agents and employees (each of which is herein referred to as a "NRG Indemnified Person") shall not be entitled to receive an amount of indemnity pursuant to this Section 2 for the amount of any SSOI Losses as and to the extent such amount, when added to all amounts previously paid or reimbursed to a NRG Indemnified Person pursuant to this Section 2 would exceed $200,000.

          NRG shall indemnify, defend and hold harmless NRGG, its officers, directors, agents and employees and NRGG shall indemnify, defend and hold harmless NRG Indemnified Persons promptly upon demand at any time and from time to time, against any and all SSOI Losses as provided in this Section 2.

                                   2

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          If  any action, suit or proceeding shall be commenced against or any claim, demand or assessment be asserted against an Indemnified Person in respect of which an Indemnified Person proposes to demand defense and indemnification pursuant to this Section 2, and the total amount sought in all such actions, suits, proceedings, claims, demands and assessments is estimated by the applicable Borrower to be $200,000 or less, then NRGG shall be notified to that affect with reasonable promptness and shall have the right, but not the obligation, to assume the entire control of the defense, compromise or settlement thereof, including, at NRGG's expense, employment of counsel satisfactory to the Indemnified Person and in connection therewith, the Indemnified Person
shall   cooperate  fully  to  make  available  to  NRGG  all  pertinent information under its control; provided, that failure to provide such notice shall not relieve NRG or NRGG of their obligation to indemnify hereunder.

     If any action, suit or proceeding shall be commenced against or any claim, demand or assessment be asserted against an Indemnified Person in respect of which an Indemnified Person proposes to demand defense and indemnification pursuant to this Section 2, the control of which action, suit, proceeding, claim, demand, or assessment is not assigned pursuant to the immediately preceding paragraph, NRG shall be notified to that affect with reasonable promptness and shall have the right, but not the obligation, to assume the entire control of the defense, compromise or settlement thereof, including, at NRG's expense, employment of counsel satisfactory to the Indemnified Person and in connection therewith, the Indemnified Person shall cooperate fully to make available to NRG all pertinent information under its control; provided, that failure to provide such notice shall not relieve NRG or NRGG of their obligation to indemnify hereunder.

     3.   Notice; Contest or Dispute of Charges

     Borrowers shall provide NRG and NRGG with prompt written notice of any claim for which indemnification is or may be sought pursuant to
Section 2 hereof; provided, that failure to provide such notice shall not relieve NRG or NRGG of their obligation to indemnify hereunder, except to the extent that the delay in provision of such notice is prejudicial to NRG or NRGG.

      If Borrowers shall obtain a repayment from a third party of any claim paid by NRG or NRGG pursuant to Section 2, Borrowers shall promptly pay to NRG or NRGG as the case may be (i) the amount of such repayment, together with any interest (other than interest for the period, if any, after such claim was paid by Borrowers until such claim was paid or reimbursed by NRG or NRGG) received by Borrowers on account of such repayment net of expenses and (ii) the net amount, after taking into account any taxes actually payable as a result of the receipt of such refund or associated interest, of any Federal, state or local income taxes saved by Borrowers in respect of its payment to NRG or NRGG of amounts referred to in clause (i) above and its payment to NRG or NRGG of amounts pursuant to this clause (ii). In no event shall Borrowers be obligated to pay to either NRG or NRGG more than the amount actually received by Borrowers.

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     4.   Method of Payment.

     Any payment required to be made pursuant to Section 2 hereof shall be paid in immediately available funds within 10 Business Days after Borrowers or Agent makes written demand upon NRG and/or NRGG, together with reasonable documentation of the liability of expense to be indemnified pursuant to Section 2. Any such payment shall be made directly to Agent for deposit in the Project Account.

     5.   No Setoff.

      The payment obligations of NRG and NRGG hereunder shall be satisfied in all events at the times and in the amounts set forth herein without offset, abatement, withholding or reduction of any kind.

     6.   Enforcement.

     Both NRG and NRGG hereby agree that Agent on behalf of the Secured Parties and/or Borrowers shall have the right to directly enforce the provisions hereof against each of them and NRG and NRGG agree to pay all costs, including reasonable attorneys' fees, actually incurred by Agent with respect to any such enforcement in accordance with Section 2 hereof.

     7.   Notices.

      All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be given and deemed to have been given in accordance with Section 8.1 of the Credit Agreement and the information set forth immediately below shall apply to NRG and NRGG:

     If to NRG:

     1221 Nicollet Mall
     Suite 700
     Minneapolis, Minnesota  55403
     Attention:  President
     Telecopy:

     If to NRGG:

     NRG Generating (U.S.) Inc.
     1221 Nicollet Mall
     Suite 610
     Minneapolis, Minnesota  55403
     Attention:  President
     Telecopy:  (612) 373-8833

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     8.   Survival of Representations and Warranties.

     All agreements, representations and warranties made herein or made in writing by NRG and/or NRGG in connection herewith shall survive the execution and delivery of this Agreement and the performance of the obligations contained herein, and shall be deemed to be material and to have been relied upon by Agent and the Secured Parties, regardless of any investigation made by or on behalf of Agent or the Secured Parties.

     9.   Prior Agreements.

     The parties hereto hereby agree this Agreement supersedes (i) that certain Indemnification Agreement (the "NRGG Newark Indemnification Agreement") dated as of November 8, 1996, among NRG Newark, NRGG and Agent and (ii) that certain Indemnification Agreement (the "Parlin Indemnification Agreement") dated as of ____________, 199__ among NRG Parlin, NRGG and Agent.

     10.  Severability.

     Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived they are hereby waived by NRG, NRGG and Agent to the full extent permitted by law so that this Agreement shall be deemed a valid, binding agreement, enforceable in accordance with its terms.

     11.  Amendment.

      This Agreement may be amended, modified or rescinded only by a writing expressly referring to this Agreement and signed by all the parties hereto.

     12.  Successors and Assigns.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event of any assignment or transfer by any Secured Party of any instrument evidencing all or any part of the Obligations, the holder of such instrument shall, subject to the Credit Agreement, be entitled to the benefits of this Agreement.

     13.  Number and Gender.

     Whenever used in this Agreement, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

                                   5

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     14.  Headings Descriptive.

      The captions or headings of the several sections an subsections and the table of contents of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     15.  Governing Law; Jurisdiction; Waiver of Trial by Jury.

      (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law rules thereof.

     (b) Jurisdiction. With respect to any legal action or proceeding brought by Agent or the Secured Parties against NRG or NRGG arising out of or in connection with this Agreement, NRG and NRGG hereby irrevocably (i) consent to the jurisdiction of any state or federal court located in the State of New York, (ii) consent to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to the address specified by NRG or NRGG, as applicable, for the receipt of notices if such address is outside such territorial jurisdiction and (iii) waives any objection to the venue of the aforesaid courts. NRG and NRGG hereby irrevocably designate, appoint and empower CT Corporation System (the "Process Agent", which has consented thereto) as agent to receive for and on behalf of NRG and NRGG service of process in the State of New York. Both NRG and NRGG agree they will at all times continuously maintain either a registered office or an agent to receive service of process in the State of New York on behalf of themselves and their properties with respect to this Agreement.

     (c) Waiver of Trial by Jury. WITH REGARD TO THIS AGREEMENT, EACH OF THE PARTIES HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING AND FOR ANY COUNTERCLAIM THEREIN.

     16.  Counterparts.

      This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     17.  Effective Date.

     The parties hereto agree that the effective date of this agreement shall be January 1, 1997.


     18.  Term.

     This Agreement shall continue in effect until repayment in full of all Obligations.

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          IN WITNESS WHEREOF, the parties hereto have executed this
          Agreement through their duly authorized representatives as of the date first written above.



                              NRG GENERATING (PARLIN) COGENERATION INC.

                              By:/s/ Timothy P. Hunstad
                                   Name:  Timothy P. Hunstad
                                   Title: VP & CFO


                              NRG GENERATING (NEWARK) COGENERATION INC.

                              By:/s/ Timothy P. Hunstad
                                   Name:  Timothy P. Hunstad
                                   Title: VP & CFO


     NRG ENERGY, INC.

                              By:/s/ Ronald J. Will
                                   Name:  Ronald J. Will
                                   Title: Vice President


     NRG GENERATING (U.S.) INC.

                              By:/s/ Timothy P. Hunstad
                                   Name:  Timothy P. Hunstad
                                   Title: VP & CFO


     CREDIT SUISSE FIRST BOSTON, as Agent

                              By:/s/ Guy Cirincione
                                    Name:  Guy Cirincione
                                    Title: Director

                              By:/s/ Andrew B. Leon
                                    Name:  Andrew B. Leon
                                    Title: Associate

                                   7